Exhibit 10.13
Vesting Acceleration and Severance Agreement
In consideration for the continued employment of ___(the “Employee”) at the executive level within Hansen Medical (the “Company”):
In the event of an Acquisition of the Company (as defined below) and either a) the termination his employment for other than Cause (as defined below) or b) the material change of his employment by substantial dimunition in compensation or duties, or c) substantial relocation of his place of work, Employee shall be entitled to the following:
     (i) Fifty percent (50%) of any then-unvested shares subject to stock options issued to Employee shall become immediately vested;
     (ii) Employee shall receive three (3) months of severance payments based on Employee’s then current annual salary compensation; and
     (iii) Employee shall receive three (3) months continuation of Employee’s then-current health, dental, vision, and life/disability insurance benefits;
The following terms shall have the following definitions:
(i) An “Acquisition” shall mean a) any consolidation or merger of the Company with or into any other corporation or entity or person in which the stockholders of the Company prior to such consolidation, merger or reorganization shall own less than fifty percent (50%) of the voting stock of the continuing or surviving entity of such consolidation, merger or reorganization, b) any other corporate reorganization in which in excess of fifty percent (50%) of the Company’s voting power is transferred, or c) any transaction in which any person, together with its affiliates, accumulates fifty percent (50%) or more of the Company’s voting power;
(ii) “Cause” shall mean (a) an intentional unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) a material breach of any agreement between Employee and the Company, (c) a material failure to comply with the Company’s written policies or rules, (d) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (e) gross negligence or willful misconduct or (f) a continued failure to perform assigned duties after receiving written notification of such failure from the Company’s Board of Directors.
Understood and Agreed:

[employee]	Date

Fred Moll, CEO	Date